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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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SUPERGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2010

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 10, 2010 at 2:00 p.m., local time, at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568, for the following purposes:

  1.
  To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified;

  2.
  To approve an amendment to the Company's 2003 Stock Plan, increasing the number of shares of common stock authorized for issuance by 4,000,000 shares for a total of 11,500,000 shares reserved under the Plan, and approving the material terms of the Plan so that we may continue to receive a federal income tax deduction for certain compensation paid under the Plan; and

  3.
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only holders of record of the Company's common stock at the close of business on April 20, 2010, the record date, are entitled to notice of and to vote at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, as promptly as possible. You may also request a paper proxy card to submit your vote by mail or by telephone, if you prefer. We encourage you to vote via the Internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs.

/s/ JAMES S.J. MANUSO, PH.D. President, Chief Executive Officer and Director

Dublin, California
April 30, 2010

SUPERGEN, INC.

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

i

SUPERGEN, INC.

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

 INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SuperGen, Inc. ("we," "SuperGen," or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 10, 2010 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568. The telephone number at that location is (925) 560-0100. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached notice of Annual Meeting. Please read it carefully.

        Beginning on April 30, 2010, we made copies of this Proxy Statement available to persons who were stockholders at the close of business on April 20, 2010, the record date for the Annual Meeting.

Notice of Internet Availability of Proxy Materials

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. You may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials are included in the Notice of Internet Availability.

Electronic Access to Proxy Materials

        The Notice of Internet Availability will provide you with instructions on how to:

  •
  View on the Internet the proxy materials for our Annual Meeting;

  •
  Vote on the proposals; and

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  Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

        Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by mail or electronically by e-mail will remain in effect until you terminate it.

Costs of Solicitation

        We will pay the costs of soliciting proxies from stockholders. We may determine to engage a proxy solicitor to solicit proxies for the Annual Meeting proposals and if we do so, we would pay the fees and expenses of any such firm incurred in connection with the solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

  •
  Forwarding the Notice of Internet Availability to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

        Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 20, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 60,276,499 shares of the Company's common stock were issued and outstanding. No shares of preferred stock were outstanding.

Quorum; Abstentions; Broker Non-Votes

        A majority of the outstanding shares of common stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Householding

        In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, or visit our website at www.supergen.com. You may also contact us at the same address if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

        Householding does not apply with respect to the Notice of Internet Availability. Each stockholder who participates in electronic delivery of proxy materials will receive an individual Notice of Internet Availability.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

        Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this Proxy Statement.

Q:    Why am I receiving these proxy materials?

A:    The Board is providing these proxy materials for you in connection with our Annual Meeting of Stockholders, which will take place on June 10, 2010. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:    What is the Notice of Internet Availability?

A:    In accordance with rules and regulations recently adopted by the SEC, unless a stockholder has specifically requested to receive a printed copy of our proxy materials, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

        We expect to mail the Notice of Internet Availability on or about April 30, 2010, to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:    What proposals will be voted on at the Annual Meeting?

A:    There are three proposals scheduled to be voted on at the Annual Meeting:

  •
  Election of the nominees for director set forth in this Proxy Statement;

  •
  Approval of an amendment to the Company's 2003 Stock Plan increasing the number of shares of common stock authorized for issuance by 4,000,000 shares for a total of 11,500,000 shares reserved under the Plan and approval of the material terms of the Plan; and

  •
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:    What is SuperGen's voting recommendation?

A:    The Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" approval of the amendment to, and approval of the material terms of, the 2003 Stock Plan, and "FOR" ratification of the appointment of our independent registered public accounting firm.

Q:    Who can vote at the Annual Meeting?

A:    The Board has set April 20, 2010 as the record date for the Annual Meeting. All stockholders who owned SuperGen common stock at the close of business on April 20, 2010 may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock of SuperGen held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most stockholders of SuperGen hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

        If your shares are registered directly in your name with SuperGen's transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to SuperGen or to vote in person at the Annual Meeting.

Beneficial Owners

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a "legal proxy" from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:    How many votes does SuperGen need to hold the Annual Meeting?

A:    A majority of SuperGen's outstanding shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote such shares.

        Shares are counted as present at the meeting if you:

  •
  are present and vote in person at the meeting; or

  •
  have properly submitted a proxy card or voting instruction card or voted by telephone or via the Internet.

Q:    How are votes counted?

A:    You may vote either "FOR" or "WITHHOLD" with respect to each nominee for the Board. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:    What happens if I do not cast a vote?

A:    Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. However, if you submit a signed proxy card with no further instructions, your shares will be counted as a vote "FOR" each director nominee and "FOR" the other two proposals.

        Beneficial owners—If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and to approve the amendment to, and approval of the material terms of, the 2003 Stock Plan (Proposal Two). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or on stock plan amendments, your bank or broker was allowed to vote those shares on your behalf in the election of directors or on stock plan amendments as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and on stock plan amendments on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or on stock plan amendments, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Three).

Q:    What is the voting requirement to approve each of the proposals?

A:    With respect to Proposal One, the election of directors, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld and broker non-votes have no legal effect due to the fact that director elections are by a plurality. Proposal Two, approval of the amendment to, and approval of the material terms of, our 2003 Stock Plan, and Proposal Three, ratification of the appointment of our independent registered public accounting firm, require the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote. Abstentions are deemed to be Votes Cast and have the same effect as a vote against these proposals. Broker non-votes are not deemed to be Votes Cast and, therefore, are not included in the tabulation of the voting results on these proposals.

Q:    How can I vote my shares in person at the Annual Meeting?

A:    Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, SuperGen recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other holder of record in order to vote at the Annual Meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

        Internet—Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Time, on June 9, 2010, or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge's program.

        Telephone—If you requested a printed set of the proxy materials, you will be eligible to submit your vote by telephone.

        Mail—If you are a stockholder of record, you may request a proxy card from us, and indicate your vote by completing, signing and dating the card and by returning it in the prepaid envelope that will be provided. Stockholders who hold shares beneficially in street name may request a voting instruction form from their broker, bank or other nominee.

Q:    How can I change or revoke my vote?

A:    Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

        Stockholders of record—If you are a stockholder of record, you may change your vote by (1) delivering to the Company, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company or should be sent so as to be delivered to our principal executive offices, Attention: Chief Financial Officer.

        Beneficial owners—If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares by attending the Annual Meeting and voting in person.

        In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change their vote by making a timely and valid subsequent Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 9, 2010.

Q:    Where can I find the voting results of the Annual Meeting?

A:    The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a report on Form 8-K to be filed within four business days after the Annual Meeting.

Q:    Who are the proxies and what do they do?

A:    The two persons named as proxies on the proxy card, James S.J. Manuso, our President and Chief Executive Officer, and Michael Molkentin, our Chief Financial Officer, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted "FOR" Proposals One, Two, and Three.

Q:    What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:    If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:    What happens if additional proposals are presented at the Annual Meeting?

A:    If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of SuperGen's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SuperGen or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to SuperGen's management.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2011 Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than December 31, 2010, which is 120 calendar days prior to the one-year anniversary of the mailing date of the prior year's proxy materials or a notice of availability of proxy materials (whichever is earlier). Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2011 Proxy Statement.

        Alternatively, under our Bylaws, a nomination or a proposal for the 2011 Annual Meeting that the stockholder does not seek to include in our 2011 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its notice of availability of proxy materials for the preceding year's annual meeting. As described in our Bylaws, the stockholder submission must include certain specified information concerning the stockholders and the proposal or nominee, as the case may be. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2011 Annual Meeting is March 16, 2011 (45 calendar days prior to the one-year anniversary of the mailing date of the prior year's proxy materials or a notice of availability of proxy materials (whichever is earlier). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Corporate Governance Guidelines

        The Board adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board. A copy of the Corporate Governance Guidelines is available in the corporate governance section on our website at www.supergen.com.

Board Independence

        The Board is the ultimate decision-making body of the Company, except with respect to those matters reserved for the approval of stockholders. The Board has reviewed the independence of each director and determined that all of our directors, other than Dr. Manuso, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

        The Governance and Nominating Committee of the Board will consider both recommendations and nominations from stockholders for candidates to the Board. A stockholder who desires to recommend a candidate for election to the Board should direct the recommendation in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person's ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

        If, instead, a stockholder desires to nominate a person directly for election to the Board, the stockholder must follow the rules set forth by the SEC (see "Deadline for Receipt of Stockholder Proposals" above) and meet the deadlines and other requirements set forth in Section 2.5 of our Bylaws, including, among other things: (1) the name and address of the stockholder and any "stockholder associated person" proposing to make such nomination and the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of the Company that are held of record or are beneficially owned by the stockholder, any stockholder associated person and the nominee, and any derivative positions held or beneficially held by any such persons; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, any stockholder associated person or the nominee with respect to any of the Company's securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder, any stockholder associated person or the nominee with respect to any of the Company's securities; (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (6) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders.

Identifying and Evaluating Nominees for Director

        The Governance and Nominating Committee seeks directors with established records of significant accomplishment in business and areas relevant to our strategies. We believe this philosophy helps to create a Board that represents a mix of backgrounds, is strong in its collective knowledge and has a diversity of skill and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, and industry knowledge. The Committee also seeks directors who share individual characteristics that we believe are essential to achieve a well-functioning deliberative body, including integrity, independence, commitment to the Company and to the interests of our stockholders and the willingness to challenge and stimulate management in an environment of mutual trust. In addition, the Committee believes that candidates should have substantial experience with one or more publicly traded national or multinational companies. While the Board and the Committee do not have a specific diversity policy, diversity is considered in the identification and evaluation of nominees for the Board because a variety of points of view contribute to a more effective decision making process. The Committee uses the following procedures to identify and evaluate the individuals that it selects, or recommends that the Board select, as director nominees:

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  The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm. Such review may, in the Committee's discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

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  The Committee will evaluate the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.

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  The Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominately independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

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  After such review and consideration, the Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

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  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

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  The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.

Potential Additional Directorship

        Prior to the date of this Proxy Statement, the Company received notice from one of its significant stockholders of that stockholder's intent to nominate a director candidate for election to the Board at the Annual Meeting. The Board conducted a review of the qualifications of this candidate and determined that prior to adding this specific individual, it would be appropriate to open up the nomination process, including having further discussions with, among others, some of the Company's other significant stockholders about the qualities and skills appropriate for a new Board member, as well as to determine whether such stockholders had any particular individuals that such stockholder believes might be appropriate to nominate to the Board. Accordingly, the Company is currently considering increasing the size of the Board by one, from six directors to seven, and adding one candidate nominated or proposed by the Company's stockholders in the future. The Board has the authority to amend the bylaws to set the number of directors on the Board, and also to fill any vacancies created by increasing the size of the Board. In accordance with the process outlined above, and following the date of this Proxy Statement, the Company intends to reach out to some of its larger stockholders to solicit their feedback regarding the identity and qualifications of potential director candidates. If the stockholder who previously submitted a nominee proposes that nominee for election at the Annual Meeting and that nominee is not elected to the Board, then if the Board finds a qualified candidate that it believes would more appropriately represent the interests of the Company stockholders, as a whole, the Board may consider appointing such qualified candidate following the Annual Meeting. At the same time, the Board may consider the candidate previously nominated by one of the Company's significant stockholders, and may decide that this candidate should be appointed or elected to the Board. Additionally, in the event that one of the Company's current directors is not elected to the Board at the Annual Meeting, the Board may consider that person as one of the candidates to fill a potential additional directorship following the Annual Meeting.

Stockholder Communication with our Board of Directors

        Any stockholder may contact any of our directors by writing to them by mail c/o SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

        Any stockholder communications directed to the Board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

        The Corporate Secretary will forward all such original stockholder communications to the Board for review.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available in the corporate governance section on our website at www.supergen.com.

Board Leadership Structure and Independent Lead Director

        Dr. Manuso serves as both our chairman of the Board and chief executive officer ("CEO"). The Board believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for SuperGen at the present time is for the CEO to also serve as chairman of the Board, a structure that has served SuperGen well for many years. The independent Board members believe that because the CEO is ultimately responsible for the day-to-day operation of the Company and for executing its strategy, and because the performance of the Company is an integral part of Board deliberations, the CEO is the director best qualified to act as chairman of the Board. The Board retains the authority to modify this structure to best address the Company's unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

        The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight or management accountability, which is the goal that many seek to achieve by separating the roles of chairman of the Board and CEO. SuperGen's governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and the various committee charters, which are available on our website. Some of the relevant processes and other corporate governance practices include:

  •
  The Board has an independent lead director with leadership authority and responsibilities. Walter J. Lack, chairman of the Governance and Nominating Committee, was selected by the independent Board members to be the lead independent director. The chairman of the Board and the lead independent director together set the agenda for all Board meetings, and the lead independent director sets the agenda for, and leads, all executive meetings of the independent directors, providing consolidated feedback, as appropriate, from those meetings to our chairman and CEO. The lead independent director also has the authority to call meetings of the Board in executive session; facilitates discussions, outside of scheduled Board meetings, among the independent directors on key issues as required; and serves as a non-exclusive liaison with the chairman and CEO, in consultation with the other independent directors.

  •
  At each regularly scheduled Board meeting, all non-management directors can meet in an executive session independent of any Company management. In these executive sessions, the independent directors can deliberate on such matters as CEO succession planning or the performance of the CEO.

  •
  All of our directors, except the chairman and CEO, are independent directors. Each director is an equal participant in decisions made by the full Board. The Audit, Compensation, and Governance and Nominating Committees, and the Pharmaceutical Sub-Committee, are all comprised of independent directors.

  •
  Each of our directors is elected annually by our stockholders. Our Corporate Governance Guidelines also ensure that the other independent members of the Board are involved in key aspects of governance. Additionally, the chairman and CEO regularly solicits suggestions from the directors for presentations by management at Board and Committee meetings. Furthermore, each Board member has full and free access to the Company's management and employees.

The Board's Role in Risk Management Oversight

        The Company's management is responsible for the day to day assessment and management of the risks we face, while the Board administers its risk oversight function directly and through the Audit Committee. Management reports to the Board and/or the Audit Committee regarding identified or potential risks. The areas of material risk to our company include strategic, operational, financial, legal and regulatory risks. The Board regularly reviews our company's strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-terms goals. Financial risks, including investment policies as well as overall economic risks, are the purview of our Audit Committee. The Audit Committee's review is accompanied by reports from management and assessments related to the Company's internal control over financial reporting from the Company's internal and external auditors. In assessing risks, the Board and the Audit Committee are advised by management, counsel and experts, as appropriate.

Attendance by Board Members at the Annual Meeting of Stockholders

        It is the policy of the Board to encourage board members to attend the Annual Meeting of stockholders. Five members of the Board attended our 2009 Annual Meeting of Stockholders.

Board Meetings and Committees

        During the year ended December 31, 2009, the Board held four meetings. In addition, certain matters were approved by the Board or a committee of the Board by unanimous written consent. Each director is expected to attend each meeting of the Board and those committees on which he serves. During 2009, all of the directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served.

        The Board currently has four standing committees: the Audit, Compensation, Governance and Nominating Committees and the Pharmaceutical Sub-Committee. Each committee has a written charter that has been approved by the Board, and all the charters are available in the corporate governance section of our website at www.supergen.com.

        Audit Committee.    The members of the Audit Committee are Mr. Casamento, Mr. Girardi, and Mr. Lack. The Board has determined that each of the members of the Audit Committee is "independent," as defined under and required by the federal securities laws and the rules of the Nasdaq Stock Market, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Mr. Casamento qualifies as an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended, and has the "financial sophistication" required under the rules of the Nasdaq Stock Market. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that have a significant impact on its financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held five meetings during 2009. For more information regarding the functions performed by the Audit Committee, please see "Report of the Audit Committee of the Board of Directors," included in this Proxy Statement.

        Compensation Committee.    The Compensation Committee is currently composed of two independent directors, as defined in the applicable listing standards of the Nasdaq Stock Market: Mr. Girardi and Mr. Lack. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The role of the Compensation Committee is described in greater detail under the section of this Proxy Statement entitled "Compensation Discussion and Analysis." The Compensation Committee held one meeting during 2009 and approved several matters by unanimous written consent.

        Governance and Nominating Committee.    The Governance and Nominating Committee is composed of Mr. Casamento, Mr. Girardi, Dr. Goldberg, Mr. Lack, and Dr. Young. All Committee members are independent, as defined in the applicable listing standards of the Nasdaq Stock Market. The purpose of this Committee is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee's role is to: (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determining the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates. The Governance and Nominating Committee held one meeting during 2009.

        Pharmaceutical Sub-Committee.    The Pharmaceutical Sub-Committee is composed of Mr. Casamento, Dr. Goldberg, and Dr. Young. The purpose of the Pharmaceutical Sub-Committee is to assist Company management and advise the Board regarding strategic initiatives of the Company, including product development, acquisition, financing or other similar strategic initiatives regarding the Company as may be directed by the Board from time to time. In addition, the Sub-Committee will undertake responsibilities and such other duties as the Board may from time to time prescribe. The Pharmaceutical Sub-Committee held one meeting during 2009.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board.

        Cash Compensation.    In 2009, non-employee directors of the Company received cash compensation in accordance with the schedule noted below:

Annual Retainer—Board Member	$20,000
Annual Retainer—Pharmaceutical Sub-Committee Chairman	60,000
Board Meeting attendance (In person)	3,500
Board Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,750
Committee Meeting attendance (In person)	1,750
Committee Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,000
Audit Committee Meeting, Chairman (In person)	2,250
Audit Committee Meeting, Chairman (Telephonically, lasting in excess of 30 minutes)	1,250

        In March 2010, the Board approved an increase in the board member annual retainer from $20,000 to $24,000, effective as of the date of our 2010 Annual Meeting of Stockholders.

        Directors are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

        Stock Options.    We previously granted non-employee directors stock options pursuant to our 1996 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each new non-employee director who joined the Board received an option to purchase 50,000 shares of our common stock. All options granted under the Directors' Plan vested as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director continues to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of grant. The Directors' Plan expired in 2006.

        In March 2007, the Board approved an annual grant, commencing in June 2007 and thereafter on the date of each annual meeting of stockholders, of stock options to each then-serving member of the Board, Audit Committee, and Compensation Committee, respectively, for their services on the Board and each such committee, to purchase 10,000 shares of our common stock under our 2003 Stock Plan. During September 2009, the Board approved a pro-rated annual grant, commencing September 2009 and thereafter on the date of each annual meeting of stockholders, of stock options to each then-serving member of the Pharmaceutical Sub-Committee, to purchase 10,000 shares of our common stock under our 2003 Stock Plan. All options granted to committee members vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option will have a term of ten years from the date of grant. The exercise price per share for all options granted will be 100% of the fair market value of our common stock on the date of grant.

        In March 2010, the Board approved an increase in the annual grant of stock options to each then serving member of the Board, to 15,000 shares of our common stock under our 2003 Stock Plan, effective as of the date of our 2010 Annual Meeting of Stockholders. No change was made to the annual stock option grant of 10,000 shares of our common stock, on the date of each annual meeting of stockholders, to each then-serving member of the Audit Committee and Compensation Committee and the Pharmaceutical Sub-Committee.

        The vesting of all options held by members of the Board will accelerate in full in the event that, within twelve months following a change of control of the Company, the optionee's status as a director is involuntarily terminated, and, in such event, the optionee will have the right to exercise such options within twelve months following the termination, or such lesser period as is the option term.

Director Summary Compensation Table for Fiscal Year Ended December 31, 2009

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Charles J. Casamento	100,750	36,242		—		136,992
Thomas V. Girardi	34,500	34,713		—		69,213
Allan R. Goldberg	35,750	44,671	(2)	77,500	(3)	157,921
Walter J. Lack	36,250	34,713		—		70,963
Michael D. Young	34,000	24,671		46,200	(4)	104,871

(1)
Reflects the aggregate grant date fair value using the Black-Scholes option pricing model for option awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010. These amounts do not correspond to the actual value that could be realized by each director.

(2)
Includes grant date fair value of $20,000 for an option award as chairman of the Company's Scientific Advisory Board.

(3)
Represents cash fees paid as chairman of the Company's Scientific Advisory Board.

(4)
Represents cash fees paid as interim Chief Medical Advisor.

        The following table sets forth option grants to non-employee directors/committee members during 2009:

Name	Grant as Member of Board/Committee	Date of Grant		Number of Shares Underlying Optionse Granted	Exercise Price Per Share $(2)	Expiration Date	Grant Date Fair Value $(5)
Charles J. Casamento	Board	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Audit Committee	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Pharmaceutical Sub-Committee	09/17/09	(1)	7,500	3.26	09/17/19	13,100
Thomas V. Girardi	Board	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Audit Committee	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Compensation Committee	06/11/09	(1)	10,000	1.98	06/11/19	11,571
Allan R. Goldberg	Board	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Pharmaceutical Sub-Committee	09/17/09	(1)	7,500	3.26	09/17/19	13,100
	(3)	07/28/09	(4)	10,204	2.70	07/28/19	20,000
Walter J. Lack	Board	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Audit Committee	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Compensation Committee	06/11/09	(1)	10,000	1.98	06/11/19	11,571
Michael D. Young	Board	06/11/09	(1)	10,000	1.98	06/11/19	11,571
	Pharmaceutical Sub-Committee	09/17/09	(1)	7,500	3.26	09/17/09	13,100

(1)
Option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)
The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq Stock Market.

(3)
Grant to non-employee director as chairman of the Company's Scientific Advisory Board.

(4)
Option vests as to 1/12th of the shares on August 28, 2009 and at the end of each full month thereafter.

(5)
Reflects the grant date fair value using the Black-Scholes option pricing model of each equity award computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010. These amounts do not correspond to the actual value that could be realized by each director.

        As of December 31, 2009, each non-employee director had the following outstanding options to purchase shares of our common stock:

Name	Aggregate Number of Shares
Charles J. Casamento	220,000
Thomas V. Girardi	385,000
Allan R. Goldberg	145,372
Walter J. Lack	170,000
Michael D. Young	187,500

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        The Board is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

Information Regarding Nominees

        The name, age and principal occupation of each nominee, as of April 30, 2010, are set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years.

Name	Age	Principal Occupation
James S.J. Manuso	61	President, Chief Executive Officer and Director of the Company
Charles J. Casamento(1)(3)(4).	64	Executive Director and Principal, The Sage Group
Thomas V. Girardi(1)(2)(3)	70	Senior Partner, Girardi & Keese
Allan R. Goldberg(3)(4)	68	Managing Partner, The Channel Group, LLC
Walter J. Lack(1)(2)(3)	62	Managing Partner, Engstrom, Lipscomb & Lack
Michael D. Young(3)(4)	70	Chairman and Chief Scientific Officer, Strategic Healthcare Development LLC

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance and Nominating Committee

(4)
Member of the Pharmaceutical Sub-Committee

        James S.J. Manuso, Ph.D., has served as our president and chief executive officer since January 1, 2004, as our chief executive officer-elect from September 2003 to December 2003 and as a director since February 2001. Dr. Manuso is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc. Dr. Manuso co-founded and was general partner of PrimeTech Partners, a biotechnology venture management partnership, from 1998 to 2002, and co-founder and managing general partner of The Channel Group LLC, an international life sciences corporate advisory firm. He was also president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. Dr. Manuso was a vice president and director of Health Care Planning and Development for The Equitable Companies (now Group Axa), where he also served as acting medical director. He currently serves on the boards of Novelos Therapeutics, Inc. (NVLT:OB) and privately-held KineMed, Inc. Previously, he served on the boards of Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc., Symbiontics, Inc., Quark Biotech, Inc., Galenica Pharmaceuticals, Inc., and Supratek Pharma, Inc. Dr. Manuso earned a B.A. with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from the Graduate Faculty of The New School University, a Certificate in Health Systems Management from Harvard Business School, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care cost containment and biotechnology company management. He has taught and lectured at Columbia, New York University, Georgetown, Polytechnic University, and Waseda University (Japan). He has delivered invited addresses at meetings of the American Management Association, the American Medical Association, the Securities Industry Association, the Biotechnology Industry Organization, and many other professional associations. Dr. Manuso previously served as vice president and a member of the Board of Trustees of the Greater San Francisco Bay Area Leukemia & Lymphoma Society.

        The Governance and Nominating Committee reviewed Dr. Manuso's qualifications and selected Dr. Manuso, a Ph.D. level scientist with an MBA, as a nominee because he is the Company's CEO and has over 35 years of broad operational, financial, and board level experience within private and public biotechnology and pharmaceutical companies in the U.S and internationally. He has been associated with SuperGen, as a consultant from 1992 until 2001, and as a board member, from 2001 through 2004, immediately prior to his current appointment at the Company. In addition to serving as CEO at several biotechnology and pharmaceutical companies, he has served on the boards of over eight private and public companies. Dr. Manuso has gained valuable experience in business, financial and commercial development, mergers and acquisitions, governance, compensation and audit issues as a result of his past and current experience on various boards. Dr. Manuso has expansive knowledge of the biotechnology and pharmaceutical industry, and has developed relationships with chief executives and other senior managers within the industry and the financial community. Accordingly, the Governance and Nominating Committee has determined that Dr. Manuso is well qualified to serve as a director of our Company.

        Charles J. Casamento has served as a director since September 2002. Mr. Casamento is currently Executive Director and Principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies. Mr. Casamento was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.'s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from 1989 until 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento also serves on the boards of directors of CORTEX Pharmaceuticals and VIVUS, Inc. He holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. from Iona College and is a licensed pharmacist in the states of New York and New Jersey.

        The Governance and Nominating Committee selected Mr. Casamento to serve as a director because it believes that he has very specific experience starting up biotechnology companies including being chairman and CEO of several public biotechnology companies. He has extensive business development experience currently working for a health care business development advisory firm. During his career he has concluded over seventy acquisition, merger, divestiture, product licensing and product partnering transactions. Additionally, he is a financial expert and sits on the audit committees of two other public biotechnology companies and has an extensive working knowledge of corporate governance and audit practices. During his career he has sat on the boards of directors of eight public biotechnology/ pharmaceutical companies. Accordingly, the Governance and Nominating Committee has determined that Mr. Casamento is well qualified to serve as a director on the Board.

        Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, has also served as president of the International Academy of Trial Lawyers, an organization limited to 500 trial lawyers in America, from 2005 to 2006 and is a member of the Inner Circle of Advocates, American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Boyd Gaming, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School and an L.L.M. from New York University.

        The Governance and Nominating Committee selected Mr. Girardi to serve as a director because he has experience serving on boards of several small to large companies. He has extensive business and legal experience involving business and commercial litigation, intellectual property, class action, pharmaceutical and other relevant legal issues encountered by businesses. The Company has benefited from the valuable insight Mr. Girardi has developed in governance, compensation and audit issues. He is familiar with a full range of corporate, operational and board functions, and in light of these qualifications, the Governance and Nominating Committee has determined that Mr. Girardi is well qualified to serve as a director on the Board.

        Allan R. Goldberg, Ph.D. has served as a director since March 2005. Dr. Goldberg is a co-founder and currently serves as a managing partner of The Channel Group LLC (TCG), a global life sciences venture management and strategic advisory organization with expertise in business, financial, and commercial development. Prior to his affiliation with TCG, Dr. Goldberg co-founded PrimeTech Partners, a venture management partnership whose purpose was to create, finance and develop biomedical companies. From 1989 to 1997, Dr. Goldberg held various senior management positions including chief scientific officer, chairman and chief executive officer at Innovir Laboratories, Inc., a NASDAQ-listed biotechnology company he co-founded. He currently is a director and co-founder of ZyStor Therapeutics, Inc., a Milwaukee-based biotechnology company. In addition, he also is on the board of directors of LCT BioPharma Inc., the U.S. subsidiary of Living Cell Technologies Limited (ASX:LCT), and of Lesanne Life Sciences, LLC. Prior to Innovir, Dr. Goldberg was a professor of virology and a Richard King Mellon Foundation Fellow at The Rockefeller University from 1971 to 1989. Dr. Goldberg has served as a consultant to several large pharmaceutical companies as well as numerous private and public academic institutions. He earned a B.A. in English and Mathematics from Cornell University and a Ph.D. in Biochemistry/Biology from Princeton University, and was a postdoctoral fellow at Albert Einstein College of Medicine.

        The Governance and Nominating Committee selected Dr. Goldberg to serve as a director because it believes that he has extensive experience in science, including cancer and infectious diseases, the translation of discovery and development activities ultimately into commercial products, and management of small biotechnology companies. His broad experience in these areas has been especially relevant when assessing new strategic initiatives identifying new compounds for drug development consideration, or when assessing other strategic alternatives, as in the evaluation of acquiring new technologies such as CLIMB. As chairman of the Scientific Advisory Board, he also provides oversight for the Board of the Company's drug development efforts. Dr. Goldberg has also been chairman and

CEO of a public company and has served on boards of several private and public companies. His business and scientific background is also of considerable benefit as an active member of the Company's Pharmaceutical Sub-Committee. The Governance and Nominating and Committee has reviewed these qualifications and background and has determined that based on Dr. Goldberg's extensive executive and business experience, he is well qualified to serve as a director on the Board.

        Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. He received his B.A. from Loyola Marymount University where he is a long standing member of the Board of Regents. He received his J.D. from Loyola Law School in Los Angeles.

        The Governance and Nominating Committee has reviewed Mr. Lack's extensive experience serving on the boards of several public companies in which he acted as chairman of the board, lead outside director, and chairman of the compensation and corporate governance committees, and has determined that he is well qualified to serve on the Board. In addition, Mr. Lack has extensive experience involving complex business, pharmaceutical and securities law issues encountered by business organizations across various industries. Through his past service on the boards of other companies he has gained valuable experience in governance, compensation and audit issues. His ability to communicate and encourage discussion, together with his legal and board experience in multiple industries, makes him an effective lead independent director for the Board.

        Michael D. Young, M.D., Ph.D. has served as a director since September 2002. Dr. Young has more than 25 years of experience in the pharmaceutical industry, with significant management experience in the areas of clinical research and development, pre-clinical development, and worldwide regulatory affairs. Prior to joining the Board, he served as development director and chief scientific officer for London-based Celltech PLC, a leading European biotechnology company, where he was responsible for all research and strategic product development. During his tenure, Celltech developed five new products. Previously, Dr. Young was corporate director, worldwide regulatory and clinical development, for The Procter & Gamble Company. He has also held senior positions at SmithKline Beckman Corp., French Laboratories, Astra Pharmaceuticals and Delbay Pharmaceuticals (a joint-venture between Bayer and Schering Plough).

        The Governance and Nominating Committee has reviewed Dr. Young's qualifications and background, and has determined that he is well qualified to serve on the Board for various reasons including his broad international experience in product development, regulatory affairs, and clinical trial development for both small and large private and public companies in the pharmaceutical industry. In addition, the Governance and Nominating Committee has determined that Dr. Young's extensive business experience is beneficial when assessing the strategic direction of, or investment in, the Company's current and future product development initiatives and efforts.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO, AND THE MATERIAL TERMS OF, THE 2003 STOCK PLAN

General

        Our 2003 Stock Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended, and for the granting to employees, directors and consultants of nonstatutory stock options, stock purchase rights, restricted stock units or stock appreciation rights. The 2003 Plan was originally adopted by the Board in March 2003 and approved by the Company's stockholders in May 2003. Unless terminated sooner, the 2003 Stock Plan will terminate automatically in May 2013. In March 2005 and March 2008, the Board voted, and the stockholders approved, increases in the number of shares authorized for issuance under the 2003 Stock Plan, bringing the total shares reserved for issuance under the 2003 Stock Plan to 7,500,000 shares.

        In March 2010, the Board voted to increase the number of shares authorized for issuance under the 2003 Stock Plan by an additional of 4,000,000 shares, bringing the total shares currently reserved for issuance under the 2003 Stock Plan to 11,500,000 shares. Proposal Two seeks stockholder approval of the increase in shares authorized under the 2003 Stock Plan as well as stockholder approval of the material terms of the 2003 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, or Section 162(m). As of April 16, 2010 and after giving effect to the proposed 4,000,000 share increase, there were 4,362,356 shares available for future grant under the 2003 Stock Plan. Approval of this amendment to the 2003 Stock Plan perfects the stockholder approval requirement of Section 422 of the Code.

        Awards granted under the 2003 Stock Plan may be designed to qualify as "performance-based" compensation within the meaning of Code Section 162(m). Pursuant to Section 162(m), the Company generally may not deduct for federal corporate income tax purposes compensation paid to our chief executive officer or our three other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the 2003 Stock Plan to qualify as "performance-based" compensation under Section 162(m), among other things, our stockholders must approve the material terms of the 2003 Stock Plan at the 2010 Annual Meeting. A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

        We believe that equity compensation awards play a key role in our ability to recruit, reward and retain executives and key employees. Companies like SuperGen have historically used equity compensation awards as an important part of recruitment and retention packages. We compete directly with other companies for experienced executives and other personnel and believe that we must be able to offer comparable packages to attract the caliber of individual necessary to our business.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2003 STOCK PLAN AND THE APPROVAL OF THE MATERIAL TERMS OF THE 2003 STOCK PLAN.

        A copy of the revised 2003 Stock Plan is attached to this Proxy Statement as Appendix A. The essential provisions of the 2003 Stock Plan are outlined below.

Summary of the 2003 Stock Plan

        General.    The purposes of the 2003 Stock Plan are to help us attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, including the employees, directors and consultants of any parent and subsidiary companies, and to promote the success of our business. Options granted under the 2003 Stock Plan may be either incentive stock options or nonstatutory stock options. Stock purchase rights, stock appreciation rights and restricted stock units may also be granted under the 2003 Stock Plan.

        Shares Available for Issuance.    Upon approval of this proposal by our stockholders, a total of 11,500,000 shares will be reserved for issuance under the 2003 Stock Plan (of which 4,362,356 shares were available for future grant as of April 16, 2010, after giving effect to the proposed 4,000,000 share increase), plus any shares subject to any outstanding options under our 1993 Stock Option Plan that would otherwise have been returned to the 1993 Plan as a result of termination of options or repurchase of shares issued under the 1993 Plan. Any shares subject to awards shall be counted against the shares available for issuance as one share for every share subject thereto.

        If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by us, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2003 Stock Plan. With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right shall cease to be available under the 2003 Stock Plan. Shares that have actually been issued under the 2003 Stock Plan under any award shall not be returned to the 2003 Stock Plan and shall not become available for future distribution under the 2003 Stock Plan; provided, however, that if shares of restricted stock or restricted stock units are repurchased by us at their original purchase price or are forfeited to us, such shares shall become available for future grant under the 2003 Stock Plan. Shares used to pay the exercise price of an option shall become available for future grant or sale under the 2003 Stock Plan. Shares used to satisfy tax withholding obligations shall become available for future grant or sale under the 2003 Stock Plan.

        Administration.    The 2003 Stock Plan may generally be administered by the Board or a committee appointed by the Board, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2003 Stock Plan.

        Eligibility.    Nonstatutory stock options, stock purchase rights, stock appreciation rights and restricted stock units may be granted to our employees, directors, and consultants and to employees, directors and consultants of any parent or subsidiary companies. Incentive stock options may be granted only to our employees and to employees of any parent or subsidiary companies. The administrator, in its discretion, selects which of our employees, directors and consultants to whom awards may be granted, the time or times at which such awards shall be granted, and the exercise price (if any) and number of shares subject to each such grant.

        No Repricing.    The 2003 Stock Plan prohibits option or stock appreciation right repricing, including by way of an exchange for another award or for cash, unless stockholder approval is obtained.

        Limitations.    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and stock appreciation rights granted to such persons, the 2003 Stock Plan provides that no employee, director or consultant may be granted, in any fiscal year of ours, options and stock appreciation rights to purchase more than 1,000,000 shares of our

Common Stock or restricted stock and restricted stock units covering more than 500,000 shares of our Common Stock. Notwithstanding this limit, however, in connection with such individual's initial service with the Company, such individual may be granted options and stock appreciation rights to purchase up to an additional 1,000,000 shares of our Common Stock or restricted stock or restricted stock units covering up to an additional 500,000 shares of our Common Stock.

        Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following terms and conditions:

          (a)    Exercise Price.    The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option intended to qualify as "performance based compensation" under Section 162(m) of the Code may not be less than 100% of the fair market value of our Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to an at least 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of our Common Stock is generally determined with reference to the closing sale price for our Common Stock (or the closing bid, if no sales were reported) on the date the option is granted.

          (b)    Exercise of Option; Form of Consideration.    The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2003 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our Common Stock (with some restrictions), cashless exercises, reduction in the amount of any liability we may have to a person receiving an option grant, any other form of consideration permitted by applicable law, or any combination thereof.

          (c)    Term of Option.    The term of each option will be stated in the option agreement. The term of an incentive stock option may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to an at least 10% shareholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (d)    Termination of Service.    If an optionee's service relationship with us terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with us terminates due to the optionee's death or disability, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve months from the date of such termination.

          (e)    Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2003 Stock Plan as may be determined by the administrator.

        Stock Purchase Rights.    In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the administrator.

        Restricted Stock Units.    Awards of restricted stock units are shares that vest in accordance with terms and conditions established by the administrator.

        In determining whether an award of restricted stock units should be made, and/or the vesting schedule for any such award, the administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will depend on the extent to which the vesting criteria are met. The administrator may set vesting criteria based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the administrator. Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Internal Revenue Code Section 162(m), any restrictions will be based on a specified list of performance goals (see "Performance Goals" below for more information).

        Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout. Restricted stock units shall only be paid out in shares of our Common Stock.

        Stock Appreciation Rights.    Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which our stock price on the date of exercise exceeds the per share exercise price. The exercise price will be set on the date of grant, and shall be no less than 100% of the fair market value of our Common Stock on the date of grant. An individual will be able to profit from a stock appreciation right only if the fair market value of our Common Stock increases above the exercise price. Our obligation arising upon the exercise of a stock appreciation right may only be paid in shares of our Common Stock. The administrator determines the terms of stock appreciation rights. A stock appreciation right will expire no later than ten years after the date of grant.

        Performance Goals.    Under Section 162(m) of the Code, the annual compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the material terms of the 2003 Stock Plan, setting limits on the number of awards that any individual may receive and for awards other than options and stock appreciation rights, establishing objective performance criteria that must be met before the award actually will vest or be paid.

        We have designed the 2003 Stock Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. Awards of restricted stock subject to stock purchase rights or restricted stock units under the 2003 Stock Plan may be made subject to the attainment of one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles including (a) earnings per share, (b) operating cash flow, (c) operating income, (d) profit, (e) return on assets, (f) return on equity, (g) return on sales, (h) revenue, (i) stock price, (j) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (k) gross margin, (l) operating expenses or operating expenses as a percentage of revenue, (m) earnings

(which may include earnings before interest and taxes, earnings before taxes and net earnings), (n) return on capital, (o) return on assets or net assets, (p) return on investment, (q) operating margin, (r) market share, (s) contract awards or backlog, (t) overhead or other expense reduction, (u) objective customer indicators, (v) new product invention or innovation, (w) attainment of research and development milestones, (x) total stockholder return, or (y) objective employee metrics. Any criteria used may be measured, as applicable (i) in absolute terms, (ii) against another company or companies, on a per-share basis, and/or (iii) on a pre-tax or post-tax basis (if applicable). The performance goals may differ from participant to participant and from Award to Award.

        Non-Transferability of Awards.    Unless determined otherwise by the administrator, an award granted under the 2003 Stock Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the administrator makes an award granted under the 2003 Stock Plan transferable, it may only be transferable for no consideration to transferees permitted pursuant to the SEC's General Instructions to the Form S-8 Registration Statement and such award shall contain such additional terms and conditions as the administrator deems appropriate.

        Adjustments Upon Changes in Capitalization.    In the event our Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number of shares of stock subject to the 2003 Stock Plan, the number of shares that may be granted to a participant in any year and in connection with a participant's initial employment with us, the number of shares of stock subject to any award outstanding under the 2003 Stock Plan, and the exercise price, if any, of any such award.

        In the event of a liquidation or dissolution, the administrator may, in its sole discretion, provide that each participant shall have the right to exercise all or any part of his or her option or stock appreciation right until ten days prior to the date of liquidation or dissolution, including shares as to which the option or stock appreciation right would not otherwise be exercisable. Additionally, the administrator may provide that any repurchase option or forfeiture rights applicable to any award shall fully lapse, or provide for the full vesting of any award.

        In connection with our merger with or into another corporation or our "change in control," as defined in the 2003 Stock Plan, each outstanding award shall be assumed or an equivalent award substituted by the successor corporation. If the successor corporation refuses to assume the awards or to substitute substantially similar awards, the participant shall fully vest in such awards, including shares as to which it would not otherwise be vested or exercisable. In such event, the administrator shall notify the participant that the option, stock purchase right, or stock appreciation right is fully exercisable for fifteen days from the date of such notice and that the option, stock purchase right, or stock appreciation right terminates upon expiration of such period.

        Amendment and Termination of the Plan.    The Board may amend, alter, suspend or terminate the 2003 Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 2003 Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may impair the rights of any participant under the 2003 Stock Plan without the written consent of the participant. Unless terminated earlier, the 2003 Stock Plan shall terminate ten years from the date the 2003 Stock Plan was adopted by the Board.

Federal Income Tax Consequences

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and SuperGen of awards granted under the 2003 Stock Plan. Tax consequences for any particular individual may be different.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the optionee exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the optionee exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder ("Section 409A"), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

        Stock Purchase Rights.    Generally, no income will be recognized by a purchaser in connection with the grant of a stock purchase right or the exercise of the right for unvested stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within thirty days of the date of exercise of the stock purchase right. Otherwise, as our repurchase option lapses, the purchaser will recognize compensation income in an amount equal to the difference between the fair market value of the stock at the time our repurchase option lapses and the amount paid for the stock, if any. Upon the purchaser's disposition of the shares, any gain or loss is treated as capital gain or loss. If the purchaser was an employee at the time the stock purchase right was granted, any amount treated as compensation will be subject to tax withholding by us, and we generally will be entitled to a tax deduction in that amount at the time the purchaser recognizes ordinary income with respect to a stock purchase right.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be capital gain or loss.

        Restricted Stock Units.    A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

        Section 409A.    Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. Awards granted under the 2003 Stock Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax).

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION ON PARTICIPANTS AND SUPERGEN WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2003 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        With authority granted by the Board, the Audit Committee has appointed Ernst & Young LLP as independent registered public accounting firm of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2010, and recommends that the stockholders vote for ratification of such appointment.

        Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

        The following table sets forth fees for services Ernst & Young provided during fiscal years 2009 and 2008:

	2009	2008
Audit fees(1)	$719,000	$709,400
Tax fees	54,000	143,000

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls, review of our quarterly financial statements, advice on accounting matters that arose during the audit, and audit services provided in connection with other statutory or regulatory filings.

        The Audit Committee has considered whether any non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal years 2009 and 2008, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

        Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of April 20, 2010 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the 2009 Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned (%)
NB Public Equity K/S and affiliates(2)	6,689,722	11.1
Biotechnology Value Fund, L.P. and affiliates(3)	5,991,399	9.9
Eisai Corporation of North America(4)	4,000,000	6.6
BlackRock, Inc.(5)	3,260,537	5.4
Charles J. Casamento(6)	220,000	*
Thomas V. Girardi(7)	568,500	*
Allan R. Goldberg(8)	143,671	*
Walter J. Lack(9)	440,000	*
James S.J. Manuso(10)	3,501,470	5.5
Michael D. Young(11)	187,500	*
Mohammad Azab(12)	3,750	*
David J. Bearss(13)	—	*
Gregory Berk(14)	—	*
Michael Molkentin(15)	313,980	*
All directors and executive officers as a group (9 persons)(16)	5,378,871	8.3

*
Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at June 19, 2010 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At April 20, 2010, there were 60,276,499 shares of our common stock outstanding.

(2)
The number of shares beneficially owned is as reported in a Schedule 13D filed by NB Public Equity K/S with the SEC on March 15, 2010. The following entities share voting and dispositive power of all 6,689,722 shares: NB Public Equity K/S, NB Public Equity Komplementar ApS, Cora Madsen, Christian Hansen, and Florian Schönharting. The address of NB Public Equity K/S is Oestergade 5, 3rd Floor, DK-1100, Copenhagen K, Denmark. On April 26, 2010, NB Public Equity K/S made three filings with the SEC to report sales of an aggregate of 668,705 shares of the Company's common stock such that as of April 26, 2010, NB Public Equity K/S beneficially owned 6,021,017 shares, or 9.9%, of the Company's common stock.

(3)
The number of shares beneficially owned is as reported in a Schedule 13G/A and a Form 4, each filed by Biotechnology Value Fund, L.P. with the SEC on April 21, 2010. The following entities share voting and dispositive power with respect to the following shares: Biotechnology Value Fund, L.P.—1,371,399 shares; Biotechnology Value Fund II, L.P.—945,000 shares; BVF Investments, L.L.C.—3,267,000 shares; Investment 10, L.L.C.—408,000 shares; BVF Partners L.P.—5,991,399 shares; BVF Inc.—5,991,399 shares; and Mark N. Lampert—5,991,399 shares. The address of the reporting persons comprising the group is 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(4)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Eisai Corporation of North America with the SEC on February 12, 2009. The address of Eisai Corporation of North America is 100 Tice Boulevard, Woodcliff Lake, NJ 07677.

(5)
The number of shares beneficially owned is as reported in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Represents 220,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(7)
Includes 335,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(8)
Represents 143,671 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(9)
Includes 60,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(10)
Includes 60 shares held individually by Susan Manuso, James Manuso's wife; 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act; and 3,495,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at June 19, 2010.

(11)
Represents 187,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(12)
Represents 3,750 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(13)
Dr. Bearss, our former Chief Scientific Officer, left the Company in October 2009.

(14)
Dr. Berk, our former Chief Medical Officer, left the Company in May 2009.

(15)
Includes 305,611 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 19, 2010.

(16)
See footnotes (6) through (15). Includes 4,750,532 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at June 19, 2010.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2009:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(B) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders	9,369,905	$5.66	1,623,806
Equity compensation plans not approved by security holders	—	—	—

Total	9,369,905	$5.66	1,623,806

(1)
Consists of securities issuable under the 1993 Stock Option Plan, the 1996 Directors' Option Plan, and the 2003 Stock Plan.

(2)
Includes 1,478,008 shares issuable under the 2003 Stock Plan and 145,798 shares issuable under the 2008 Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

        The Company and Eisai Corporation of North America., a holder of 6.6% of our outstanding shares, are parties to a license agreement entered into in 2004 relating to Dacogen. During 2009, pursuant to this license agreement, Eisai paid the Company $41.2 million in royalty revenue.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

        Our executive compensation programs are designed to meet the following objectives:

  •
  Attract and retain qualified executives with a view to the highly competitive nature of the marketplace in the San Francisco Bay Area biotechnology industry and other industries from which we may seek executive talent;

  •
  Provide an executive compensation structure that is not only competitive in our geographic area and industry sector, but is internally equitable and consistent based on the level of responsibilities for each executive position;

  •
  Motivate and reward our executives to perform to the best of their abilities;

  •
  Align our financial results and compensation paid to executive officers with a goal to achieve our current year and longer-term strategic business goals and objectives; and

  •
  Ensure that our executives are not motivated to incur excessive risk that could jeopardize the Company.

        These objectives fit within our overall compensation philosophy by helping to continuously improve the Company's performance, secure the future potential of our business, enhance stockholder value, and provide proper compliance with regulatory and related requirements.

        To meet these objectives, we have implemented an executive compensation program based on the following policies:

  •
  Pay executive base salaries that are competitive with the practices of other San Francisco Bay Area biotechnology companies and other relevant industries that are similar in size;

  •
  Pay for performance through a management bonus plan that is based upon shorter-term incentives and through merit increases based on company and personal performance, as well as market data; and

  •
  Pay for performance through equity compensation awards that provide a longer-term incentive to retain our executives.

        The Compensation Committee is responsible for ensuring compliance with these objectives and policies and, accordingly, is empowered to review and approve the annual compensation arrangements of the Company's executive officers, including annual base salary, annual incentive bonus, equity compensation, and other benefits or perquisites. The Company's executive team was comprised of the following individuals during 2009:

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  James S.J. Manuso, Ph.D.—President and Chief Executive Officer

  •
  Mohammad Azab, M.D.—Chief Medical Officer

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  Michael Molkentin, C.P.A.—Chief Financial Officer

  •
  David J. Bearss, Ph.D.—Former Chief Scientific Officer (left the Company in October 2009)

  •
  Gregory Berk, M.D.—Former Chief Medical Officer (left the Company in May 2009)

        Throughout this Proxy Statement, our executive team may be referred to by name, title or referred to as the "executive officers" and comprises our "Named Executive Officers."

Role of our Compensation Committee

        Our Compensation Committee approves, administers and interprets our executive compensation program, and with respect to our Named Executive Officers, the 2003 Stock Plan. This Committee is appointed by the Board, and consists entirely of directors who are independent for purposes of the listing standards of the Nasdaq Stock Market, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee is comprised of Walter J. Lack (chairman) and Thomas V. Girardi and operates under a written charter that is periodically reviewed and revised by the Compensation Committee and the Board. A copy of this charter is available for review in the corporate governance section of our website at www.supergen.com. The Compensation Committee held one meeting in 2009 and approved several other matters by unanimous written consent.

  Role of Executive Officers in Compensation Decisions

        Dr. Manuso, our president and chief executive officer (CEO), reviews the performance of each executive officer, and presents his findings to the Compensation Committee, together with recommendations for compensation structures applicable to the fiscal year under consideration. The Compensation Committee considers these findings and recommendations, but makes its own final determinations. The Compensation Committee alone or in consultation with the full Board reviews Dr. Manuso's performance.

  Role of Compensation Consultants and Surveys

        The Compensation Committee has adopted a policy where it has the sole authority to hire and fire outside compensation consultants to assist the Committee in analyzing executive compensation and discharging its related responsibilities. The Compensation Committee did not retain a compensation consultant to assist in determining or recommending the amount or form of executive compensation since it did not anticipate making substantial changes in the amounts and form of executive compensation for our executive officers based on the Company's overall performance during 2009.

        For 2009, the Compensation Committee primarily utilized two compensation surveys in evaluating the various elements of the compensation of our executive officers. The two surveys were the following:

  •
  Radford Global Life Sciences Survey ("Radford Survey")—uses peer group information from over 156 participants in the 50 to 149 employee size category regarding all elements of compensation, including base salary, bonus, and equity for new hires and existing employees of all levels, including executive officers. There are 48 participants in the San Francisco Bay Area in the 50 to 149 employee size category to provide comparative data for our Dublin/Pleasanton locations, and 39 participants in the mountain states to provide comparative data for our Salt Lake City location.

  •
  BioWorld Executive Compensation Survey—analyzes information from proxy statements and annual reports of approximately 203 publicly traded biotechnology companies that were filed with the U.S. Securities and Exchange Commission for fiscal year 2008. This survey summarizes compensation data for up to seven officer level positions.

2009 and 2010 Performance Priorities

        Executive incentive compensation decisions are primarily based upon the achievement or progress towards Company-wide performance objectives, the execution of operational and business specific strategic objectives, and the officer's individual performance. Our performance objectives are both qualitative and quantitative. These performance objectives may be modified by the Compensation Committee based on changes in market conditions or the business environment in which we operate.

The Compensation Committee may include or exclude certain items related to the ongoing operations when calculating financial measures including gains or losses not anticipated or properly reflecting the cash flow or economic contribution of a transaction during the annual performance period under review. The Compensation Committee believes that our overall performance as a discovery-based drug development company is a more significant factor in our compensation decisions than our performance against any specific individual predetermined goal.

  2009 Performance Priorities

        At the beginning of 2009, the Compensation Committee established performance priorities in four key areas for the Company:

        Financial performance—Properly manage annual cash burn and year-end cash balance by targeting reasonable ranges for loss from operations, net loss, cash used in operations and cash on hand at the end of 2009. The target range for loss from operations and cash used in operations is plus or minus 20% from the approved financial targets, while the target range for cash, cash equivalents and marketable securities is plus or minus 10% of a targeted combined balance of $75 million at the end of the performance period.

        The Company achieved the primary financial performance priorities for 2009. We recorded income from operations of $3.2 million, which was 125% better than the anticipated annual loss from operations of $12.5 million, which was the target. Our recorded net income of $4.7 million was 143% better than the targeted annual loss of $10.9 million. The cash provided by our operating activities of $8.7 million was 222% better than the targeted annual amount of cash used in operating activities of $7.1 million, and unrestricted cash, cash equivalents and marketable securities of $100.8 million exceeded the year-end target of $75 million by 34%.

        Business development—Initiate and execute at least one business development transaction with terms, conditions and economic value consistent with other market transactions being executed for similar type products within the pharmaceutical industry sector in which we compete.

        The Company achieved this business development priority for 2009 by executing a collaboration agreement with GlaxoSmithKline ("GSK") to discover and develop specific epigenetic therapeutics. Total potential development and commercial milestones payable to the Company could exceed $375 million.

        Product development—Advance to lead product candidacy, IND enabling research and/or IND filing one or more new product development candidates while advancing clinical-stage compounds.

        The Company achieved the product development priority for 2009 with the advancement of several candidates in the clinical and pre-clinical stage and with multiple unannounced potential candidates in the discovery stage process.

        Organizational development—Invest in essential infrastructure by recruiting additional talent for key operating positions with a focus on retaining, training and developing current organizational resources required to advance our drug research and business development initiatives. The Company is targeting headcount growth primarily in the research and development area with a focus on discovery, pre-clinical, manufacturing, and clinical operations.

        The Company made further progress with the organizational development priority with the addition of several key new hires in research and development and clinical operations areas. In addition, the Company assessed its future strategic organizational needs and initiated an organizational adjustment which was executed in early 2009 and reduced overall personnel by approximately 8% at that time.

        The Compensation Committee believed the successful execution overall of our 2009 Performance Priorities, including the consideration of other actions not included in the specific priorities, would improve our overall performance and enhance stockholder value over the long term. The Compensation Committee continues to believe that the strategic shift from a specialty pharmaceutical company dependent on acquiring drugs from third parties into a discovery-based drug development company will not necessarily result in a short-term increase in stockholder value. In fact, the development of a novel and growing drug development pipeline, including the targeting, development and execution of new business development transactions and relationships, will require significant ongoing effort and achievement by our executive officers and other personnel during 2010 and beyond.

  2010 Performance Priorities

        At the beginning of 2010, the Compensation Committee established initial performance priorities in four key areas for the Company:

        Financial performance—Properly manage annual cash burn and year-end cash balance by targeting reasonable ranges for loss from operations, net loss, cash used in operations and cash on hand at the end of 2010. The target range for income (loss) from operations and cash provided by (used in) operations is plus or minus 15% from the approved financial targets, while the target range for cash, cash equivalents and marketable securities is plus or minus 10% of a targeted combined balance of $85 million at the end of the performance period.

        Business development—Initiate and execute at least one business development transaction with terms, conditions and economic value consistent with other market transactions being executed for similar type products within the pharmaceutical industry sector in which we compete.

        Product development—Advance to lead product candidacy, IND enabling research and/or IND filing one or more new product development candidates while advancing clinical-stage compounds.

        Organizational development—Invest in essential infrastructure by recruiting additional talent for key operating positions with a focus on retaining, training and developing current organizational resources required to advance our drug research and business development initiatives. The Company is targeting headcount growth primarily in the research and development area with a focus on discovery, pre-clinical, manufacturing, regulatory and clinical operations.

        The Compensation Committee believes the 2010 Performance Priorities identified above are reasonably attainable, but will require significant and sustained effort on the part of all our Named Executive Officers and employees. The Compensation Committee believes that successful execution of our performance priorities will improve our overall performance and ultimately enhance stockholder value over the long term.

Elements of Compensation for President and Chief Executive Officer

  Original Employment Agreement

        On September 22, 2006, the Company and James S.J. Manuso, Ph.D. executed an Executive Employment and Confidential Information and Invention Assignment Agreement ("Original Agreement"). Dr. Manuso is the Company's current CEO and the agreement provided for the continuation of his service for the three year period or from January 1, 2007 through December 31, 2009. The prior three year employment agreement expired on December 31, 2006. We do not have employment agreements with any other executive officer.

        The Original Agreement provided for (i) an initial base salary of $515,000, adjusted annually at twice the percentage increase in the Consumer Price Index, (ii) a guaranteed annual bonus of $150,000 provided Dr. Manuso remained continuously employed during the applicable year of the payment,

(iii) a potential annual performance-based bonus of up to $350,000 to be paid no later than March 15 of the following year based on achievement of criteria established by the Compensation Committee in conjunction with the Board, (iv) relocation expenses not to exceed $75,000 in the event of an involuntary termination that would be subject to tax equalization adjustments, (v) an automobile allowance and related auto insurance of up to $29,000, and (vi) life insurance coverage of $2 million.

        In addition, we provide the CEO with certain benefits that are available to all our employees. We do not provide pension arrangements, deferred compensation or other similar benefits to our CEO, except for certain termination benefits as described in detail under the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        The Original Agreement also provided for grants of the following stock options:

  •
  On January 1, 2007 (or the first business day following the effective date of the Original Agreement), and on each anniversary thereafter during the term of the agreement, an annual option to purchase 360,000 shares of the Company's common stock at a per share exercise price equal to the fair market value on the date of grant. Each annual option vests as to 1/12th of the shares at the end of each month from the grant date.

  •
  On January 3, 2007, an option to purchase 1,000,000 shares of the Company's common stock at a per share price equal to the fair market value on the date of grant, which vests only upon achieving specified multiple performance milestones. Eight performance milestones are specified in the agreement that, if achieved, would trigger the vesting of the related portion of the option grant.

        Pursuant to the Original Agreement, including all unvested performance options granted under the prior employment agreement which expired on December 31, 2006, in the event of an involuntary termination or a change of control of the Company prior to the granting of all of the annual options and any unvested performance options, the securities underlying all ungranted and unvested annual options and all unvested performance options will become fully vested in their entirety and any ungranted annual options shall immediately be granted and vested.

  Amended Agreement

        On October 28, 2008, the Company and Dr. Manuso executed an Amended and Restated Executive Employment and Confidential Information and Invention Assignment Agreement (the "Amended Agreement"). The Amended Agreement replaced in its entirety the Original Agreement that the Company entered into with Dr. Manuso effective January 1, 2007. The new and modified provisions of the Amended Agreement were intended to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and to effect certain other changes.

        The changes primarily involved the timing of compensatory payments payable pursuant to the Amended Agreement, as well as a change to the definition of "involuntary termination" and the addition of a new section relating to Section 409A considerations. The substance of the bonus and stock option sections of the Amended Agreement remained unchanged. In addition, a proviso was added to the Amended Agreement to clarify that if Dr. Manuso is involuntarily terminated prior to the occurrence of a change of control transaction, he may be eligible for certain severance benefits as described in the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        2009 Guaranteed Bonus and Performance-Based Bonuses:    The guaranteed annual cash bonus of $150,000 was paid for the third year of the Amended Agreement on January 7, 2009. On February 9, 2009, the Compensation Committee approved a performance-based bonus award of $350,000 to Dr. Manuso, based on achievements and performance of the Company during 2008. In addition, on

February 9, 2009, the Compensation Committee approved the vesting of 100,000 shares of the 150,000 share performance-based stock option granted in connection with the Amended Agreement.

        On January 11, 2010, the Compensation Committee approved two performance-based cash bonus awards to Dr. Manuso. A bonus of $350,000 was granted in connection with the Amended Agreement, as well as an additional bonus of $150,000. The Compensation Committee determined to award both bonuses after reviewing the achievements and performance of the Company during 2009 and Dr. Manuso's instrumental efforts in that regard. The cash bonuses were paid on January 21, 2010.

  New Executive Employment and Confidential Information and Invention Assignment Agreement Effective April 1, 2009:

        On April 1, 2009, the Company and Dr. Manuso executed an Executive Employment and Confidential Information and Invention Assignment Agreement (the "New Agreement"). The New Agreement, which supersedes and replaces the Amended Agreement, covers the period from April 1, 2009 through March 31, 2012.

        The New Agreement provided for a base salary of $574,752 for the remainder of 2009, increasing to $625,000 on January 1, 2010. The base salary will be adjusted annually thereafter at twice the percentage increase in the Consumer Price Index. The New Agreement also provided for a performance-based bonus of up to $350,000 for 2009 (as described above), and performance bonuses of up to $650,000 per year for the remaining term of the agreement, with each performance bonus to be paid based on achieving criteria established by the Compensation Committee. The New Agreement does not include any guaranteed bonuses. In addition, the New Agreement provides for life insurance coverage of $2 million, an annual automobile allowance of $25,000 for 2009, increasing to $30,000 for each year thereafter, and relocation expenses not to exceed $100,000 in the event of an involuntary termination of employment.

        The New Agreement also provides for grants of the following stock options:

  •
  On April 1, 2009, concurrently with the execution of the agreement, Dr. Manuso was granted an option to purchase 1,200,000 shares of the Company's common stock at a per share price equal to the fair market value the date of grant, with vesting subject to the achievement of specified performance milestones (the "Performance Option"). Ten performance milestone thresholds are specified in the agreement that, if achieved over the three-year term of the agreement, would trigger the vesting of the related portion of the Performance Option. The Performance Option represents approximately 63% of the total potential options that may be granted throughout the term of the New Agreement.

  •
  On or about April 1, 2010 and on each anniversary thereafter during the term of the agreement, an option to purchase 360,000 shares of the Company's common stock at a per share exercise price equal to the fair market value on the date of grant (the "Annual Options"). Each Annual Option will vest as to 1/12th of the shares at the end of each month from the grant date.

  •
  The New Agreement also provides for the continued vesting of the performance options granted pursuant to Dr. Manuso's previous employment agreements with the Company, provided the performance milestones are met while he remains employed with the Company.

        Pursuant to the New Agreement, in the event of a change of control of the Company prior to: (i) the granting of all of the Annual Options, then all Annual Options yet to be granted will immediately be granted and 100% of the then-unvested shares subject to the Annual Options will vest and become exercisable and (ii) the vesting of the Performance Option, then 100% of the then-unvested shares will immediately vest and become exercisable. If Dr. Manuso's employment terminates for specified reasons within one year following a change of control, he will receive the following benefits: (1) a lump sum payment equal to eighteen months of base salary; (2) a lump sum payment equal to any unpaid bonuses (not to exceed $1 million); and (3) full acceleration of the vesting of any then-unvested stock options.

Elements of Compensation for Other Executive Officers

        The compensation for our other executive officers has three primary components:

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  Base salary;

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  Participation in the bonus plan; and

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  Participation in annual equity compensation awards.

        In addition, we provide our other executive officers with certain benefits that are available to all our employees. We do not provide pension arrangements, deferred compensation or other similar benefits to our executive officers, except for certain termination benefits as described in detail under the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        We do not have any employment agreements with our other executive officers that provide for benefits upon involuntary termination or change of control, but we do have an Officer Severance Benefit Plan that describes the recommended severance in the event of an involuntary termination for the other executive officers. Any benefit paid under this plan is subject to approval by the Compensation Committee. We also have acceleration provisions relating to the vesting for option grants in the event of involuntary termination of service following a change of control transaction, as well as an extension of time to exercise such grants following such involuntary termination, to the sooner of twelve months from such termination or the original expiration date of the option.

        We believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and facilitates executive retention and recruitment.

  Base Salaries

        Base salaries are designed to meet competitive norms and reward exemplary performance on an annual basis. In establishing base salaries for our executive officers, the Compensation Committee relies on data from the Radford Survey, the BioWorld Executive Compensation Survey as well as general market sources, to compare base salaries against those for companies with similar numbers of employees and located in similar geographic areas. Based on the competitive landscape, the Compensation Committee initially targets Named Executive Officers' salaries to be in the 50th to 90th percentile of peer group companies.

        For 2009, the Compensation Committee reviewed the base salaries to determine if annual merit increases were to be awarded to the other executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2009 Performance Priorities and the individual's annual performance while considering changes in market conditions. The Compensation Committee determined that these goals were achieved and awarded a merit increase to Dr. Mohammad Azab, our Chief Medical Officer ("CMO"), and Mr. Michael Molkentin, our Chief Financial Officer ("CFO"). As discussed below, the merit increases became effective January 1, 2010.

  Bonus Plan

        We have a performance-based bonus plan that is intended to motivate and reward all employees, including our other executive officers, to perform well and contribute to the achievement of our shorter-term objectives. The amount of bonus is determined based on a target percentage of base salary of an executive officer's position, the progress and/or achievement of the Company's performance priorities, and the results of the officer's individual annual performance review while also reflecting changes in market conditions. The bonus is paid in cash.

        2009 Bonus Awards:    For 2009, the Compensation Committee reviewed the bonus plan to determine if bonuses were to be awarded to the other executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2009 Performance Priorities and the executive officer's individual performance. The Compensation Committee determined that these goals were achieved and awarded a bonus to our CMO and CFO. The initial bonus awards for 2009 were targeted between the 50th and 90th percentile of peer group companies using primarily Radford Survey data. The actual bonus awards for 2009 were calculated as a percent of the officer's prior year annual base salary and were paid in 2010. The actual bonus awards for 2009 as a percent of base salary for the other executive officers were as follows:

			Bonus Award Target Range (Percentile)
	Actual Bonus Award Percentage(1)
Name and Position			50th	90th
Mohammad Azab Chief Medical Officer	45	%(2)	30%	50%
Michael Molkentin Chief Financial Officer	43%		30%	50%

(1)
Calculated as a percent of prior year annual base salary

(2)
The actual bonus award amount was prorated for the period of time the position was actually filled as CMO.

        2010 Bonus Award Targets:    The bonus awards for 2010 are initially targeted to be within the 50th to 90th percentile of peer group companies. The bonus awards are typically expressed as a percent of the executive officer's base salary. Considering current year Radford Survey data, the modified bonus award as a percent of base salary for the other executive officers is as follows:

	Bonus Award Target Range (Percentile)
Name and Position	50th	90th
Mohammad Azab Chief Medical Officer	30%	50%
Michael Molkentin Chief Financial Officer	30%	50%

        After completion of the 2010 fiscal year, the Compensation Committee will determine if bonuses are to be awarded to the other executive officers and at what levels based on the achievement of the Company's shorter-term objectives, progress and/or achievement of the 2010 Performance Priorities and the executive officer's individual performance.

  Summary of Grant Policies

        Our Compensation Committee regularly monitors the environment in which we operate and makes changes to our equity compensation program to help us meet our goals, including the achievement of long-term stockholder value. We may use various forms of equity compensation to motivate and reward long-term performance and encourage our employees, including the executive officers, to participate in the ownership of the Company. Historically, we have granted equity awards to our executive officers in the form of stock options. In spite of the evolution of the accounting treatment of certain types of awards, which requires a company to recognize as an expense the fair value of stock options and other stock-based compensation granted to employees, the Compensation Committee has determined that it is in the best interests of the Company and our stockholders to continue this practice. The

Compensation Committee utilizes a vesting schedule to encourage our executive officers to continue in the employ of SuperGen and to encourage executive officers to maintain a long-term perspective. With respect to the CEO, a substantial portion of his equity awards vest only upon achievement of specific performance milestones. In determining the size of stock option grants, the Compensation Committee considers information provided by the Radford Survey, as well as general market sources, and focuses on the executive officers' current and expected future value to the Company and the competitive influence of peer organizations. The Compensation Committee also considers the number of granted and unvested options held by the executive officer.

        The Board and the Compensation Committee have not adopted formal policies regarding the timing of granting equity compensation awards. For example, the Compensation Committee has not established a set date for equity compensation awards, but rather, has acted in a timely manner following the annual performance review process completed for all our employees, including the executive officers, which typically occurs during the first quarter of each fiscal year. Equity compensation grants are approved by the Compensation Committee at scheduled meetings of the committee or by unanimous written consent. The timing of such actions is driven by the Compensation Committee's need to conduct particular business, such as an equity compensation grant, and not by the Company's stock price. The exercise price or calculation price used in connection with any equity compensation grant is determined as the closing price for the Company's common stock on NASDAQ on the date of the meeting at which the grant is approved. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, our Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. We do not reprice or exchange underwater options without stockholder approval.

  Equity Compensation

        2009 Equity Awards:    For the 2009 annual period, the Compensation Committee reviewed outstanding executive officer equity compensation to determine if equity awards were to be granted to the executive officers other than our CEO to motivate and reward longer-term performance, enhance retention and encourage participation in the ownership of the Company. The equity compensation grants were based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2009 Performance Priorities and the executive officer's annual performance review. The Compensation Committee determined that these goals were achieved and awarded additional option grants to our CMO and CFO. The equity awards were originally targeted between the 50th and 90th percentile of peer group companies primarily using the Radford Survey. Equity compensation is made in the sole discretion of the Compensation Committee and is based on market information provided primarily by Radford Survey data, including recommendations by the CEO and other market considerations. The actual equity awards based on the 2009 period under review for the executive officers other than our CEO were as follows:

			Equity Award Target Range (#)
	Actual Equity Award (#)
Name and Position			50th	90th
Mohammad Azab Chief Medical Officer	60,000	(1)	50,000	150,000
Michael Molkentin Chief Financial Officer	110,000		50,000	150,000

(1)
The actual equity award represents a prorated award for the period of time the position was actually filled as CMO.

        2010 Equity Award Targets:    The equity awards for 2010 are initially targeted to be within the 50th to 90th percentile of peer group companies. Considering current year Radford Survey data, the modified equity award target for the other executive officers is as follows:

	Equity Award Target Range (#)
Name and Position	50th	90th
Mohammad Azab Chief Medical Officer	60,000	160,000
Michael Molkentin Chief Financial Officer	60,000	160,000

        After completion of the 2010 fiscal year, the Compensation Committee will determine if equity awards are to be awarded to the executive officers other than our CEO and at what level based on the achievement of the Company's shorter-term objectives, progress and/or achievement of the 2010 Performance Priorities and the executive officer's individual performance.

Summary of Compensation Committee Actions for Other Executive Officers

        On March 12, 2009, the Compensation Committee approved 2009 annual salaries, cash bonus awards, and granted options for the achievement of the Company's 2008 Performance Priorities and annual performance to the following executive officers:

Name and Position	Annual Salary(1)	Cash Bonus Award	Stock Option Grants (#)(2)
David J. Bearss Former Chief Scientific Officer	$328,000	$57,000	45,000
Gregory Berk Former Chief Medical Officer	383,000	112,000	80,000
Michael Molkentin Chief Financial Officer	327,000	119,000	80,000

(1)
Annual salaries retroactive to January 1, 2009.

(2)
Option grants are subject to terms and conditions of the 2003 Stock Plan, as amended, and will vest monthly over a period of 48 months.

        On March 4, 2010, the Compensation Committee approved 2010 annual salaries, including cash bonus awards, and granted options for the achievement of the Company's 2009 Performance Priorities and annual performance to the following executive officers:

Name and Position	Annual Salary(1)	Cash Bonus Award	Stock Option Grants (#)(2)
Mohammad Azab Chief Medical Officer	$393,000	$78,000	60,000
Michael Molkentin Chief Financial Officer	342,000	141,000	110,000

(1)
Annual salaries are retroactive to January 1, 2010.

(2)
Option grants are subject to terms and conditions of the 2003 Stock Plan, as amended, and will vest monthly over a period of 48 months.

Generally Available Benefit Programs

        We also offer a number of other benefits to our employees and all executive officers including medical, prescription, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, paid holidays, floating holidays, vacation, personal time off, and employee assistance programs.

        We believe that these benefit programs generally enhance employee productivity and loyalty to the Company. The main objectives of our benefit programs are to give all our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These benefit programs typically do not specifically factor into decisions regarding an individual employee's or executive officer's total compensation or equity award package. The availability of these benefit programs are influenced more by competitive market considerations for biotech and other industries against whom we compete to either retain our current employees or attract new talent.

  401(k) Plan

        We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We make matching employer contributions, at rates varying from 1% to 3%, up to a maximum of $6,000 annually, based on the rate of the employee's 401(k) payroll contribution. Our matching contributions vest ratably over five years.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

        The Compensation Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance based" to $1 million per executive officer. The Compensation Committee believes that the stockholders' interests are served by maintaining the discretion and flexibility in our executive compensation programs. Accordingly, the Compensation Committee may approve executive compensation that is not fully deductible. If our stockholders approve Proposal Two herein, that will enable us to continue to qualify certain awards under our 2003 Stock Plan as deductible performance-based compensation.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee was formed in January 1993. The Compensation Committee is composed of Mr. Lack (Chairman) and Mr. Girardi, who are independent directors of the Company. Neither of these persons was an employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2009 requiring disclosure under Item 407(e)(4) of Regulation S-K of the Securities Act of 1933, as amended.

Potential Payments Upon Involuntary Termination or Change of Control

        Dr. Manuso's New Agreement requires specific payments and/or benefits to be provided to Dr. Manuso in the event of an involuntary termination of employment without cause following a change of control of the Company. If an involuntary termination for cause occurs, Dr. Manuso will not receive any additional severance-type benefits under the New Agreement.

        Dr. Manuso's New Agreement defines "change of control" as the occurrence of any of the following events:

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  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

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  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

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  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

        "Involuntary Termination," as used in the New Agreement, means the following:

  •
  Without Dr. Manuso's express written consent, a material diminution of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction;

  •
  Without Dr. Manuso's express written consent, a material diminution by the Company of his base salary as in effect immediately prior to such reduction;

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  Any material breach by the Company of any of the terms of the New Agreement;

  •
  Without Dr. Manuso's express written consent, his relocation to a facility or a location more than fifty miles from the current location of the Company, which the Company and Dr. Manuso agree would constitute a material change in the geographic location at which he must perform services to the Company, or

  •
  Any purported termination of Dr. Manuso other than for cause.

        "Cause," as used in the New Agreement, means the following:

  •
  Any act of personal dishonesty taken by Dr. Manuso in connection with his employment which is intended to result in his personal enrichment;

  •
  Dr. Manuso's conviction of a felony;

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  Any act by Dr. Manuso that constitutes material misconduct and is injurious to the Company; or

  •
  Continued violations by Dr. Manuso of his obligations to the Company.

        Under the New Agreement, Dr. Manuso may not resign for an Involuntary Termination without first providing the Company with:

  •
  A written notice within ninety days of the event that he believes constitutes an Involuntary Termination specifically identifying the acts or omissions constituting the grounds for an Involuntary Termination, and

  •
  A reasonable cure period of not less than thirty days following the date of such notice.

        The New Agreement provides that if Dr. Manuso's employment with the Company is terminated by the Company as a result of an Involuntary Termination and following a change of control, he would receive:

  •
  A lump sum payment equivalent to eighteen months of his then current base salary;

  •
  A lump sum payment equivalent to any unpaid amount of bonus due to him (up to a maximum of $1 million);

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  Reimbursement for all reasonable relocation expenses to him or his family's relocation from California to New York, including, but not limited to, short-term hotel costs or apartment rental for a period not to exceed six months, with the total relocation not to exceed $100,000. Additional cash compensation would be paid to fully offset taxes, or tax equalized, attributable to him as a result of payment of such reasonable relocation expenses;

  •
  Full acceleration of the vesting of any then-unvested stock options held by him or any annual stock options not yet granted to him.

  Estimated Value of Involuntary Termination or Change of Control Benefits for Other Executive Officers

        Though the Company does not have employment agreements with any executive officer other than Dr. Manuso, we do have an Officer Severance Benefit Plan that describes the recommended severance in the event of certain involuntary terminations for all the Company's executive officers, where applicable. Effective October 28, 2008, the Company revised its Officer Severance Benefit Plan, which provides for severance payments, career transition assistance and COBRA continuation coverage for the Company's executive officers in the event they are involuntarily terminated, to bring it into compliance with Section 409A of the Internal Revenue Code.

        Benefits under the Officer Severance Benefit Plan include the following:

  •
  Cash Severance Benefit.  Each eligible executive officer shall receive a cash severance benefit in an amount equal to the sum of (a) two weeks of such eligible executive officer's base salary, which shall be paid in lieu of notice of termination of employment, (b) an additional thirty-nine weeks of such eligible executive officer's base salary, (c) an additional two weeks of such eligible executive officer's base salary for each full year of service completed, and (d) an additional one week of such eligible executive officer's base salary for any partial year of service completed provided that such partial year of service is greater than six months in length.

  •
  Career Transition Assistance.  Following an eligible executive officer's termination of employment, career transition services shall be provided through an outplacement service provider for a period of nine months. Outplacement services currently cost the Company approximately $8,500 per executive officer.

  •
  COBRA Continuation Coverage.  Each eligible executive officer who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible under COBRA to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of his or her termination of employment. If COBRA is elected by an eligible executive officer, the Company shall pay COBRA premiums on behalf of the executive officer during the number of weeks of base salary in respect of which the amount paid to the eligible executive officer under the Cash Severance Benefit section, as described above, was calculated.

        Eligible executive officers are required to sign and not revoke a release of claims in favor of the Company as a condition to receiving benefits. No benefits are payable upon any voluntary termination, upon any involuntary termination for misconduct or poor job performance or upon certain other terminations of employment. The Officer Severance Benefit Plan does not provide any income tax gross-ups for golden parachute excise taxes nor do we otherwise provide golden parachute excise tax gross-ups to our executive officers.

        In addition to the Officer Severance Benefit Plan, our Named Executive Officers have double-trigger 100% vesting acceleration on their Company stock options. Specifically, if our Named Executive Officers are involuntarily terminated other than for cause following a change of control, then 100% of the shares subject to their outstanding stock options accelerate as to vesting. Additionally, in such event, their stock option post-termination exercise period is extended from three months after employment termination to twelve months after employment termination or, if earlier, the original maximum term of the option.

2009 Potential Payments Upon Termination Table

Name	Termination Scenario	Severance ($)(1)	Bonus ($)(2)	Accelerated Vesting ($)		Other ($)
James S.J. Manuso	Change of control	862,128	1,000,000	731,000	(3)	144,118	(6)
	Involuntary (without cause)	862,128	1,000,000	—		144,118	(6)
	For cause	—	—	—		—
Mohammad Azab	Change of control	303,558	—	10,400	(4)	10,407	(7)
	Involuntary (without cause)	303,558	—	—		10,407	(7)
	For cause	—	—	—		—
Michael Molkentin	Change of control	333,288	—	77,630	(5)	11,353	(7)
	Involuntary (without cause)	333,288	—	—		11,353	(7)
	For cause	—	—	—		—

(1)
Assumes "severance" payment made to the Named Executive Officer as of the last business day of the fiscal year or December 31, 2009.

(2)
Represents bonus payout for remaining term of the employment agreement, not to exceed $1 million.

(3)
Represents accelerated vesting of 2,000,000 previously granted unvested performance-based stock options and the granting and vesting of 720,000 ungranted annual stock options remaining under the term of the New Agreement. The exercise price related to 850,000 of these options was under the fair market value of SuperGen's stock as of December 31, 2009, and therefore, these options had an intrinsic value of $731,000 at December 31, 2009.

(4)
Represents accelerated vesting of 260,000 previously granted unvested stock options. The exercise price related to all of these options was under the fair market value of SuperGen's stock as of December 31, 2009, and therefore, resulting in an intrinsic value of $10,400 at December 31, 2009.

(5)
Represents accelerated vesting of 136,109 previously granted unvested stock options. The exercise price of 119,000 of those options was under the fair market value of SuperGen's stock as of December 31, 2009, resulting in an intrinsic value of $77,630 at December 31, 2009.

(6)
Represents reimbursement for relocation expenses not to exceed $100,000, which are subject to tax equalization adjustments, and employer-paid medical coverage for total estimated severance period.

(7)
Represents employer-paid medical coverage for total estimated severance period.

        The actual amount of the benefits paid to the Named Executive Officers in the event of an involuntary termination or a change of control can only be determined at the time of the executive's actual termination from the Company.

 Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that SuperGen specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2009. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

        This report is submitted by the Compensation Committee of the Board of Directors of SuperGen, Inc.

Walter J. Lack, Chairman
Thomas V. Girardi

 2009 Summary Compensation Table

        The following table presents the total compensation earned by each of the Named Executive Officers during the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
James S.J. Manuso	2009	574,237	500,000	1,670,653	36,644	(2)	2,781,534
President and Chief	2008	560,406	500,000	727,308	40,748		1,828,462
Executive Officer	2007	512,731	400,000	3,888,340	33,721		4,834,692
Mohammad Azab(3)	2009	141,044	—	427,076	—		568,120
Chief Medical Officer	2008	—	—	—	—		—
	2007	—	—	—	—		—
David J. Bearss(4)	2009	306,658	57,000	45,594	6,000	(6)	415,252
Former Chief Scientific Officer	2008	236,486	44,880	102,366	6,000		389,732
	2007	—	—	—	—		—
Gregory Berk(5)	2009	175,476	112,000	81,056	335,720	(7)	704,252
Former Chief Medical Officer	2008	370,125	91,000	150,380	6,000		617,505
	2007	193,622	20,000	565,230	—		778,852
Michael Molkentin	2009	326,375	119,000	81,056	6,000	(6)	532,431
Chief Financial Officer	2008	310,076	107,000	144,365	6,000		567,441
	2007	265,398	76,680	128,502	6,000		476,580

(1)
Reflects the aggregate grant date fair value using the Black-Scholes option pricing model for option awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The value of the option awards reported for 2008 and 2007 have been revised from prior years' proxy disclosure to reflect their grant date fair value in accordance with the revised SEC disclosure requirements relating to such awards. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010. These amounts do not correspond to the actual value that could be realized by each Named Executive Officer.

(2)
Includes $26,804 for car allowances, $6,000 for 401(k) Company match, and $3,840 for life insurance premiums.

(3)
Dr. Azab joined the Company in July 2009.

(4)
Dr. Bearss was first appointed as an executive officer of the Company in November 2008. The prior year's compensation is not shown as he was not an executive officer in 2007. Dr. Bearss left the Company in October 2009.

(5)
Dr. Berk left the Company in May 2009.

(6)
Represents 401(k) Company match.

(7)
Includes $4,278 for 401(k) Company match and $331,442 in severance pay.

Grants of Plan-Based Awards in 2009

        The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2009 under any plan. All awards were granted under our 2003 Stock Plan.

Name	Grant Date	All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(15)
James S.J. Manuso	01/02/09	360,000	(1)	2.00	2.00	448,308
	04/01/09	100,000	(2)(3)	1.76	1.76	96,610
	04/01/09	100,000	(2)(4)	1.76	1.76	99,660
	04/01/09	100,000	(2)(5)	1.76	1.76	102,960
	04/01/09	100,000	(2)(6)	1.76	1.76	98,360
	04/01/09	100,000	(2)(7)	1.76	1.76	105,360
	04/01/09	250,000	(2)(8)	1.76	1.76	245,900
	04/01/09	100,000	(2)(9)	1.76	1.76	98,360
	04/01/09	100,000	(2)(10)	1.76	1.76	105,360
	04/01/09	100,000	(2)(11)	1.76	1.76	99,660
	04/01/09	150,000	(2)(12)	1.76	1.76	170,115
Mohammad Azab	07/21/09	260,000	(13)	2.58	2.58	427,076
David J. Bearss	03/12/09	45,000	(14)	1.65	1.65	45,594
Gregory Berk	03/12/09	80,000	(14)	1.65	1.65	81,056
Michael Molkentin	03/12/09	80,000	(14)	1.65	1.65	81,056

(1)
Option vests as to 1/12th of the shares on February 1, 2009 and on each one-month anniversary thereafter.

(2)
Performance options granted under the New Agreement, totaling 1,200,000 shares.

(3)
Option vests upon the clearance by the U.S. Food and Drug Administration ("FDA") of an Investigational New Drug Application ("IND") submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND.

(4)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (subsequent to the IND described in footnote (3) above).

(5)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (subsequent to the INDs described in footnotes (3) and (4) above).

(6)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(7)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $15 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(8)
Option vests upon the securing of any one of the following: (1) execution of a definitive agreement with a third corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $25 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course; (2) a transaction wherein the Company acquires another company, and the combined entity is valued at a premium of at least 10 percent above the market capitalization of the Company immediately before the transaction is closed for a period of thirty (30) consecutive days based on the closing price of the Company's common stock traded on the Nasdaq Stock Market; or (3) $25 million in additional financing either through the sale of debt, equity or other securities of the Company. For the sake of clarity, the option will vest upon the first of these that is secured—the securing of more than one of these shall not result in additional vesting.

(9)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the New Agreement.

(10)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the New Agreement that follows the cash-flow positive year of operations described in footnote (9) above.

(11)
Option vests upon the Company's commencement of an FDA-cleared Phase II clinical trial.

(12)
Option vests upon achievement of additional milestone(s) to be agreed upon with the Board, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the Board.

(13)
Option vests as to 1/4th of the shares on July 21, 2010 and as to 1/48th of the shares on each one month anniversary thereafter.

(14)
Option vests as to 1/48th of the shares on April 12, 2009 and on each one-month anniversary thereafter.

(15)
Reflects the grant date fair value using the Black-Scholes option pricing model of each equity award computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010. These amounts do not correspond to the actual value that could be realized by each Named Executive Officer.

 Outstanding Equity Awards at 2009 Fiscal Year-End

        The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2009. There were no outstanding stock awards held by Named Executive Officers at December 31, 2009.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
						Option Exercise Price ($)
							Option Expiration Date
Name	Grant Date	Exercisable(1)	Unexercisable
James S.J. Manuso	02/07/01	50,000	—	—		12.88	02/07/11
	09/19/02	25,000	—	—		2.76	09/19/12
	11/05/02	15,000	—	—		3.68	11/05/12
	03/28/03	40,000	—	—		2.46	03/28/13
	05/22/03	7,500	—	—		4.03	05/22/13
	05/22/03	60,000	—	—		4.03	05/22/13
	09/04/03	7,500	—	—		5.69	09/04/13
	01/02/04	250,000	—	—		11.27	01/02/14
	01/02/04	—	—	50,000	(2)	11.27	01/02/14
	01/02/04	—	—	50,000	(3)	11.27	01/02/14
	01/02/04	200,000	—	—		11.27	01/02/14
	01/02/04	—	—	200,000	(4)	11.27	01/02/14
	01/02/04	—	—	50,000	(5)	11.27	01/02/14
	01/02/04	—	—	100,000	(6)	11.27	01/02/14
	01/02/04	—	—	100,000	(7)	11.27	01/02/14
	01/02/04	250,000	—	—		11.27	01/02/14
	01/03/05	250,000	—	—		6.10	01/03/15
	01/03/06	250,000	—	—		5.03	01/03/16
	08/31/06	200,000	—	—		4.87	08/31/16
	01/03/07	360,000	—	—		5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	—	—	100,000	(8)	5.06	01/03/17
	01/03/07	—	—	100,000	(9)	5.06	01/03/17
	01/03/07	—	—	250,000	(10)	5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	—	—	100,000	(11)	5.06	01/03/17
	01/03/07	100,000	—	50,000	(12)	5.06	01/03/17
	01/02/08	360,000	—	—		3.60	01/02/18
	01/02/09	360,000	—	—		2.00	01/02/19
	04/01/09	—	—	100,000	(13)	1.76	04/01/19
	04/01/09	—	—	100,000	(14)	1.76	04/01/19
	04/01/09	—	—	100,000	(15)	1.76	04/01/19
	04/01/09	—	—	100,000	(16)	1.76	04/01/19
	04/01/09	—	—	100,000	(17)	1.76	04/01/19
	04/01/09	250,000	—	—		1.76	04/01/19
	04/01/09	—	—	100,000	(18)	1.76	04/01/19
	04/01/09	—	—	100,000	(19)	1.76	04/01/19
	04/01/09	—	—	100,000	(20)	1.76	04/01/19
	04/01/09	—	—	150,000	(21)	1.76	04/01/19

	Option Awards
		Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
						Option Exercise Price ($)
							Option Expiration Date
Name	Grant Date	Exercisable(1)	Unexercisable
Mohammad Azab	07/21/09	—	260,000	(22)	—	2.58	07/21/19
David J. Bearss	04/04/06	43,750	—		—	5.47	01/16/10
Gregory Berk	—	—	—		—	—	—
Michael Molkentin	11/04/03	100,000	—		—	10.03	11/04/13
	03/04/05	25,000	—		—	4.89	03/04/15
	03/09/06	56,250	3,750	(23)	—	5.10	03/09/16
	03/15/07	29,391	13,359	(24)	—	5.32	03/15/17
	03/13/08	42,000	54,000	(25)	—	2.35	03/13/18
	03/12/09	15,000	65,000	(26)	—	1.65	03/12/19

(1)
Options vested as of December 31, 2009.

(2)
Option vests upon European Approval of Orathecin.

(3)
Option vests upon European Approval of Dacogen.

(4)
Option vests upon the Company achieving annual gross sales of $30 million or more.

(5)
Option vests upon the acquisition from a third party of at least one Phase II or more advanced stage compound.

(6)
Option vests upon completion of Phase III of a compound acquired during Dr. Manuso's tenure as the Company's Chief Executive Officer during the term of the New Agreement.

(7)
Option vests upon FDA approval of a compound acquired by the Company during the term of the New Agreement.

(8)
Option vests upon the filing of the third IND of a drug derived from the Montigen acquisition, provided that this option shall vest subsequent to footnotes (13), (14), and (15) below.

(9)
Option vests upon the acquisition of a corporate partner or licensee for one or more of the drugs in the Company's portfolio, providing the value of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course, provided that this option shall vest subsequent to footnote (16) below.

(10)
Option vests upon the securing of (i) a significant corporate partner for one or more of the Company's drugs or (ii) $25 million in additional financing.

(11)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the New Agreement, provided that this option shall vest in a year subsequent to the cash-flow positive year of operations referenced in footnote (19) below.

(12)
Option vests upon achievement of additional milestone(s) to be agreed upon with the Board, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the Board.

(13)
Option vests upon the clearance by the FDA of an IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND.

(14)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (subsequent to the IND described in footnote (13) above).

(15)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (subsequent to the INDs described in footnotes (13) and (14) above).

(16)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(17)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $15 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(18)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the New Agreement. In 2010, this option was deemed vested, as in 2009 the Company achieved a cash-flow positive year of operations.

(19)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the New Agreement, provided that this option shall vest in a year subsequent to the cash-flow positive year of operations referenced in footnote (18) above.

(20)
Option vests upon the Company's commencement of an FDA-cleared Phase II clinical trial.

(21)
Option vests upon achievement of additional milestone(s) to be agreed upon with the Board, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the Board.

(22)
Option vests as to 1/4th of the shares on July 21, 2010 and as to 1/48th of the shares on each one-month anniversary thereafter.

(23)
Option vests as to 1/48th of the shares on April 9, 2006 and on each one-month anniversary thereafter.

(24)
Option vests as to 1/48th of the shares on April 15, 2007 and on each one-month anniversary thereafter.

(25)
Option vests as to 1/48th of the shares on April 13, 2008 and on each one-month anniversary thereafter.

(26)
Option vests as to 1/48th of the shares on April 12, 2009 and on each one-month anniversary thereafter.

Option Exercises and Stock Vested

        There were no stock options exercised and value realized upon exercise, nor stock awards vested and value realized upon vesting, by the Named Executive Officers during our fiscal year ended December 31, 2009.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms received by the Company and written representations from our executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2009, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that Dr. Manuso was late filing one Form 4 to report one transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board serves as the representative of the Board for general oversight of SuperGen's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. SuperGen's management has primary responsibility for preparing SuperGen's financial statements and financial reporting process. SuperGen's independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of SuperGen's fiscal year 2009 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with SuperGen's management.

  2.
  The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the independence of Ernst & Young.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC. Such Form 10-K was filed with the SEC on March 15, 2010.

        The Board has adopted and restated a written charter for the Audit Committee as of June 11, 2009, which is available on our website at www.supergen.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Charles J. Casamento, Chairman
Thomas V. Girardi
Walter J. Lack

OTHER MATTERS

        If any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote at your earliest convenience.

THE BOARD OF DIRECTORS

Dublin, California
April 30, 2010

Appendix A

SUPERGEN, INC.

2003 STOCK PLAN

(as amended March 11, 2010)

        1.    Purposes of the Plan.    The purposes of this 2003 Stock Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock Units or Stock Purchase Rights may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Restricted Stock Units or Stock Appreciation Rights.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Awarded Stock" means the Common Stock subject to an Award.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Change in Control" means the occurrence of any of the following events:

            (i)    Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (ii)   The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended.

          (i)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (j)    "Common Stock" means the common stock of the Company.

          (k)   "Company" means SuperGen, Inc., a Delaware corporation.

          (l)    "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (m)  "Director" means a member of the Board.

          (n)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (o)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange, as reported in the Wall Street Journal on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

            (ii)   If there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of determination, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System); or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (r)   "Fiscal Year" means a fiscal year of the Company.

          (s)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (t)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (u)   "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (v)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w)  "Option" means a stock option granted pursuant to the Plan.

          (x)   "Option Agreement" means an agreement between the Company and an Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (y)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)   "Participant" means the holder of an outstanding Award granted under the Plan.

          (aa) "Performance Goals" means any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles including (a) earnings per share, (b) operating cash flow, (c) operating income, (d) profit (e) return on assets, (f) return on equity, (g) return on sales, (h) revenue, (i) stock price, (j) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (k) gross margin, (l) operating expenses or operating expenses as a percentage of revenue, (m) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (n) return on capital, (o) return on assets or net assets, (p) return on investment, (q) operating margin, (r) market share, (s) contract awards or backlog, (t) overhead or other expense reduction, (u) objective customer indicators, (v) new product invention or innovation, (w) attainment of research and development milestones, (x) total stockholder return, or (y) objective employee metrics. Any criteria used may be measured, as applicable (i) in absolute terms, (ii) against another company or companies, on a per-share basis, and/or (iii) on a pre-tax or post-tax basis (if applicable).

          (bb) "Plan" means this 2003 Stock Plan.

          (cc) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

          (dd) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (ee) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ff)  "Section 16(b) " means Section 16(b) of the Exchange Act.

          (gg) "Service Provider" means an Employee, Director or Consultant.

          (hh) "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (ii)   "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 13 hereof.

          (jj)   "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

          (kk) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 11,500,000 Shares plus (a) any Shares which have been reserved but not issued under the Company's 1993 Stock Option Plan (the "1993 Plan") as of the expiration of the 1993 Plan on December 3, 2003 and (b) following the expiration of the 1993 Plan, any Shares which would otherwise have been returned to the 1993 Plan as a result of termination of options or repurchase of Shares issued under the 1993 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

        Any Shares subject to Awards shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall become available for future grant or sale under the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)    to determine the Fair Market Value;

            (ii)   to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights or Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

            (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

            (viii)  to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan (but in no event later than the expiration of the original maximum term of such Award);

            (ix)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x)   to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            (xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Awards may be granted to Service Providers; provided, however, that Incentive Stock Options may be granted only to Employees.

        6.    Limitations.

          (a)   Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (i)    Neither the Plan nor any Award shall confer upon an Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

        7.    Code Section 162(m) Provisions.

          (a)    Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,000,000 Shares; provided, however, that such limit shall be 2,000,000 Shares in connection with the Participant's initial service.

          (b)    Restricted Stock, Restricted Stock Units and Performance Share Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 500,000 Shares of Restricted Stock, subject to Stock Purchase Rights or Restricted Stock Units; provided, however, that such limit shall be 1,000,000 Shares in connection with the Participant's initial service.

          (c)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock subject to Stock Purchase Rights or Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock subject to Stock Purchase Rights or Restricted Stock Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock subject to Stock Purchase Rights or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). The Performance Goals may differ from participant to participant and from Award to Award.

          (d)    Changes in Capitalization.    The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16(a).

        8.    Term of Plan.    Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

        9.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        10.    Option Exercise Price and Consideration.

          (a)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i)    In the case of an Incentive Stock Option

              (1)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (2)   granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b)   Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (c)    No Repricing.    The exercise price for an Option may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR, other Award or cash.

          (d)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (e)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)    cash;

            (ii)   check;

            (iii)  promissory note;

            (iv)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

            (vii) any combination of the foregoing methods of payment; or

            (viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        11.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Relationship as a Service Provider.    If an Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)    Disability of Participant.    If an Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)    Death of Participant.    If an Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        12.    Stock Purchase Rights.

          (a)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)    Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)    Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

        13.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to the provisions of Section 7(a), the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

          (b)    Exercise Price and other Terms.    The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

          (c)    No Repricing.    The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR, other Award or cash.

          (d)    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

            (ii)   The number of Shares with respect to which the SAR is exercised.

          (e)    Payment upon Exercise of SAR.    Payment for a SAR shall only be made in Shares.

          (f)    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (g)    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

          (h)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          (i)    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          (j)    Death of Participant.    If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the SAR

  Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

        14.    Restricted Stock Units.

          (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued service but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock Units. Restricted Stock Units shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

          (b)    Vesting Criteria and Other Terms.    The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator shall pay earned Restricted Stock Units in Shares.

          (e)    Cancellation.    On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

        15.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, it may only be transferable for no consideration to transferees permitted pursuant to the Securities & Exchange Commission's General Instructions to the Form S-8 Registration Statement and such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        16.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.

            (i)    Stock Options, Stock Purchase Rights and SARs.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option, Stock Purchase Right and SAR shall be assumed or an equivalent option, right or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or SAR, the Participant shall fully vest in and have the right to exercise the Option, Stock Purchase Right or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option, Stock Purchase Right or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, Stock Purchase Right or SAR shall be considered assumed if, following the merger or Change of Control, the option, right or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option, Stock Purchase Right or SAR immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or SAR, for each Share of Awarded Stock subject to the Option, Stock Purchase Right or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

            (ii)    Restricted Stock and Restricted Stock Units.    In the event of a Change of Control, each outstanding Restricted Stock and Restricted Stock Unit award shall be assumed or an equivalent Restricted Stock or Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock or Restricted Stock Unit award including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, or Restricted Stock Units award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

        17.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        19.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        20.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        21.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        22.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

0000067056_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . SUPERGEN, INC. Annual Meeting of Stockholders June 10, 2010 2:00 PM This proxy is solicited on behalf of the Board of Directors The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SuperGen, Inc. to be held on June 10, 2010, at 2:00 local time, at 4140 Dublin Boulevard, Dublin, California 94568, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof. This proxy will be voted as directed, or if no contrary direction is indicated, wil be voted "for" the election of the specified nominees as directors, "for" the proposals listed, and as said proxies deem advisable on such matters as may properly come before the meeting. Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000067056_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Charles J. Casamento 02 Thomas V. Girardi 03 Allan R. Goldberg 04 Walter J. Lack 05 James S.J. Manuso 06 Michael D. Young SUPERGEN, INC. 4140 DUBLIN BOULEVARD, STE. 200 DUBLIN, CA 94568 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Proposal to approve an amendment to the Company's 2003 Stock Plan increasing the number of shares of common stock authorized for issuance by 4,000,000 shares for a total of 11,500,000 shares reserved under the Plan and approving the material terms of the Plan. 3 Proposal to ratify the appointment of Ernst & Young as independent registered public accounting firm for the fiscal year ending December 31, 2010. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.